Exhibit 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002,
18 U.S.C. § 1350

I, Louis J. Brothers, Chief Executive Officer of Valley Forge Composite Technologies, Inc. (the “Corporation”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, to my knowledge that:

1.  The Quarterly Report on Form 10-Q as amended by Amendment No. 1 thereto on Form 10-Q/A of the Corporation for the quarter ended March 31, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Date: April 23, 2012
By:  /s/ Louis J. Brothers
Louis J. Brothers
President, Chief Executive Officer and Chief Financial Officer, and Chairman of the Board

The information contained in this Exhibit 32.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.